                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_Confidential,]for Use of the
                                            Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         WESTERN MULTIPLEX CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         --Enter Company Name Here--
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

                                  [WMUX LOGO]

                         Western Multiplex Corporation
                             1196 Borregas Avenue
                          Sunnyvale, California 94089

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 18, 2001

To the Stockholders of Western Multiplex Corporation:

   Notice Is Hereby Given that the annual meeting of stockholders of Western Multiplex Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 18, 2001 at 9:00 a.m. local time at the Sheraton Hotel, 1108 North Mathilda Avenue, Sunnyvale, California for the following purposes, all as more fully described in the attached proxy statement:

  1. To elect three Class I directors to hold office until the 2004 annual meeting of stockholders.

  2. To approve amendments to the 1999 Western Multiplex Stock Incentive
     Plan.

  3. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for our fiscal year ending December 31, 2001.

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Stockholders are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at the annual meeting. The Board of Directors has fixed the close of business on March 16, 2001 as the record date for identifying those stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

   All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have returned your proxy card, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from that broker, bank or other nominee a proxy card issued in your name.

                                          By Order of the Board of Directors,

                                          /s/ Nancy Huber

                                          Nancy Huber
                                          Secretary

Sunnyvale, California
April 10, 2001

[WMUX LOGO]

                         Western Multiplex Corporation
                             1196 Borregas Avenue
                          Sunnyvale, California 94089

                               ----------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 18, 2001

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Western Multiplex Corporation (the "Company") for use at the Company's annual meeting of stockholders to be held on May 18, 2001 at 9:00 a.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at the Sheraton Hotel, 1108 North Mathilda Avenue, Sunnyvale, California. We intend to mail this proxy statement and accompanying proxy card on or about April 12, 2001, to all stockholders entitled to vote at the annual meeting.

Solicitation

   We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Directors, officers or other regular employees of ours or, if we request, our proxy solicitor, may also solicit proxies by telephone, telegram or in-person. We will not additionally compensate directors, officers or other regular employees for these services but Corporate Investor Communications, Inc. will be paid its customary fee of approximately $7,500 if we use it for solicitation. We do not anticipate utilizing these proxy solicitation services.

Voting Rights and Outstanding Shares

   Only stockholders of record at the close of business on March 16, 2001 will be entitled to notice of and to vote at the annual meeting. At the close of business on March 16, 2001, 56,065,265 shares of common stock were outstanding and entitled to vote, and were held by approximately 200 stockholders of record. Each holder of record of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

   The inspector of elections appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum, but are not counted in determining whether a matter has been approved.

   We have been advised by Ripplewood Holdings L.L.C., the beneficial owner of approximately 63% of outstanding class A common stock, that it intends to vote "FOR" the three nominees for election to Class I directorships, the approval of amendments to the 1999 Western Multiplex Stock Incentive Plan and the approval of Arthur Andersen as independent auditors of the Company for the fiscal year ending December 31, 2001.

Revocability of Proxies

   Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

  . filing a written notice of revocation with our Secretary at our principal executive office (1196 Borregas Avenue, Sunnyvale, CA 94089);

  . filing a properly executed proxy showing a later date with our Secretary at our principal executive office; or

  . attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Stockholder Proposals

   Stockholder proposals that are intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company no later than December 11, 2001, in order to be included in the proxy statement and proxy relating to that annual meeting. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

   The Company's certificate of incorporation and bylaws provide that the board of directors shall be divided into three classes. Each class currently consists of three directors. The term of office for Class I expires at the annual meeting of stockholders to be held on May 18, 2001, the term of office for Class II expires at the annual meeting of stockholders to be held in 2002 and the term of office for Class III expires at the annual meeting of stockholders to be held in 2003. The term of each of these three classes is for three years following election. A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

   The term of the Class I directors expires on the occurrence of our annual meeting on May 18, 2001. These directors are nominated for reelection for a Class I directorship. If elected at the annual meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until his earlier death, resignation or removal.

   Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if the authority to do so is not withheld, for the election of the three nominees named below. If any nominee unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by the Company's management. Each person nominated for election has agreed to serve if elected. Management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated for reelection and each other director of the Company.

Nominees for Reelection to a Class I Directorship for a Three-Year Term Expiring at the 2004 Annual Meeting

   Michael J. Boskin has served as a member of the Board of Directors and the compensation committee since June 8, 2000. Dr. Boskin has been a professor of economics at Stanford University since 1971. He is also an Adjunct Scholar at the American Enterprise Institute and a Research Associate with the National Bureau of Economic Research. He is the Chief Executive Officer and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President's Council of Economic Advisers from 1989 until 1993. Dr. Boskin also serves as a director of Exxon Corporation, Oracle Corp., Vodafone-AirTouch PLC and First Health Group Corp. Dr. Boskin received Ph.D., M.A. and B.A. degrees from the University of California at Berkeley.

   Jeffrey M. Hendren has served as a member of the Board of Directors since November 1, 1999 and a member of the compensation committee and the audit committee since June 8, 2000. He is a Managing Director at Ripplewood Holdings L.L.C. Prior to joining Ripplewood in 1998, Mr. Hendren was a Vice President in the Mergers & Acquisitions Department at Goldman, Sachs & Co. During Mr. Hendren's eight years at Goldman Sachs, he focused on transactions in healthcare and information technology. Mr. Hendren received an M.B.A. degree from Harvard Business School and a B.Sc. degree with honors in accounting and finance from Indiana University.

   Michael S. Seedman has served as a member of the Board of Directors since November 1, 1999 and a member of the audit and compensation committees since June 8, 2000. From 1997 to 1999, Mr. Seedman pursued non-business interests. From 1993 to 1997, he served as Senior Vice President and General Manager of the Personal Communications Division at U.S. Robotics where he focused on the design, manufacture and sale of modems. From 1989 to 1993, Mr. Seedman was President of Practical Peripherals, a company he founded in 1981, which was later sold to Hayes Microcomputer, Inc.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Class II Directors Continuing in Office Until the 2002 Annual Meeting

   Hironori Aihara has served as a member of the Board of Directors and the audit committee since June 8, 2000. Mr. Aihara is currently the Executive Vice President and a Director of Mitsubishi Corporation. In addition, he is President, Director and Chief Executive Officer of Mitsubishi International Corporation. Mr. Aihara has been with the Mitsubishi Corporation since 1962 and has served in various executive level positions, including Managing Director of Information Systems & Services Group from 1994 to 1998 and Executive Vice President since 1998. He also currently serves as Chairman of the Board of Japan Space Imaging Corporation, Director of Digital Medial Lab Company and Director of SPACEHAB Inc. Mr. Aihara received a B.S. degree in aeronautical engineering from Tokyo University.

   Peter O. Crisp has served as a member of the Board of Directors and the audit committee since June 8, 2000. Mr. Crisp was a General Partner of Venrock Associates, a venture capital investment firm that invests in technology-based venture capital situations, for more than five years until his retirement in September 1997. He currently serves as Director of Venrock, Inc. and as Vice Chairman of Rockefeller Financial Services, Inc., positions he has held since December 1997. Mr. Crisp served as Chairman of Venrock, Inc. from 1995 to 1997 and as President from 1980 to 1995. In addition, he serves as a director of American Superconductor Corporation, Evans & Sutherland Computer Corporation, Lexent Inc., Thermo Electron Corporation, U.S. Trust Corporation and several private companies. Mr. Crisp received an M.B.A. degree from Harvard Business School and a B.A. degree from Yale University.

   Amir Zoufonoun has served as Western Multiplex's President and Chief Operating Officer and a member of the Board of Directors since November 1, 1999. He was also Western Multiplex's General Manager from 1998 to 1999. Since Mr. Zoufonoun joined Western Multiplex in 1989, he served in various management positions of increasing responsibility, including Vice President of Engineering. From 1979 to 1989, he held various engineering and technical management positions with Harris Corporation. Mr. Zoufonoun received a M.S. degree in electrical engineering from Santa Clara University and a B.S. degree in Electrical Engineering from San Jose State University.

Class III Directors Continuing in Office Until the 2003 Annual Meeting

   Timothy C. Collins has served as a member of the Board of Directors since November 1, 1999. Mr. Collins founded Ripplewood Holdings L.L.C. in 1995 and currently serves as its Chief Executive Officer. In addition, he is Co-Head of RJH Industrial Partners, an affiliate of Ripplewood Holdings L.L.C. From 1991 to 1995, Mr. Collins managed the New York office of Onex Corporation, a leveraged buy-out group headquartered in Canada. Previously, Mr. Collins was a Vice President at Lazard Freres & Company and held various positions at Booz, Allen & Hamilton and Cummins Engine Company. He also currently serves on the Board of Directors of Ripplewood Holdings L.L.C., The Strong Schafer Value Fund, The Long-Term Credit Bank of Japan Ltd., WRC Media and various other privately held Ripplewood portfolio companies. Mr. Collins received an M.B.A. degree from Yale University's School of Organization and Management and a B.A. degree in Philosophy from DePauw University.

   Stanley S. Shuman has served as a member of the Board of Directors since June 8, 2000. Mr. Shuman is an Executive Vice President, Managing Director and member of the Executive Committee of Allen & Company Incorporated, a New York-based investment banking firm. He has held these positions for more than the past five years. In addition, he is a Director of The News Corporation Limited, Bayou Steel Corporation, Six Flags, Inc. and several private companies. Mr. Shuman received M.B.A., J.D. and B.A. degrees form Harvard University.

   Jonathan N. Zakin has served as Western Multiplex's Chief Executive Officer and Chairman of the Board of Directors since November 1, 1999. Mr. Zakin is also currently President of Leeward Technology Partners and Leeward Management Inc., affiliates of Ripplewood Holdings, L.L.C., and he is the Manager of Seaview Holdings, L.L.C. Prior to founding Leeward Technology Partners in 1997, he was Executive Vice President of

Business Development and Corporate Strategy of U.S. Robotics, a communications equipment company, from 1995 to 1997, Executive Vice President of Sales and Marketing of U.S. Robotics from 1989 to 1995 and Vice President of Sales from 1987 to 1989. Mr. Zakin was elected a director of U.S. Robotics in 1988. He has also held various executive and management positions, both domestically and internationally, with Winterhalter, Inc., Cosma International, Brisk and Kindle and J. Henry Schroder Corp. Mr. Zakin received an M.B.A. degree from Harvard Business School and a B.A. degree from New York University.

Board Committees and Meetings

   During 2000, the Board of Directors held five meetings. The Board has an audit committee and a compensation committee.

   The audit committee reviews our financial statements and accounting practices, makes recommendations to the Board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors. The audit committee operates under a written charter that is attached to this proxy statement as Exhibit A. The audit committee did not meet during the fiscal year ended December 31, 2000 but met in February 2001 to review and assess the adequacy of the committee's charter. The current members of the audit committee are Messrs. Aihara, Crisp, Hendren and Seedman. Mr. Crisp is the committee's Chair.

   We have evaluated the independence of our audit committee members under Rule 4350 of the NASD's Marketplace rules. Under these rules, Mr. Aihara, Mr. Crisp and Mr. Seedman are independent. Mr. Hendren is not considered independent because he is an employee of Ripplewood Holdings L.L.C, an affiliate of the Company's controlling stockholder. The Board of Directors has determined, however, that the addition of Mr. Hendren to the audit committee is an appropriate and acceptable appointment because his extensive industry and financial expertise and background is required by the best interests of the Company and its stockholders. The Board of Directors has further determined that Mr. Hendren's appointment to the audit committee complies with the conditions stipulated in the NASD's rules that allow "one non-independent director" to serve on the audit committee of the Board of Directors in exceptional and limited circumstances.

   The compensation committee is responsible for recommending to the full Board of Directors salary amounts for the Company's executive officers and making the final determination regarding bonus arrangements and awards of stock options for such persons. The compensation committee consists of three persons, two of whom are independent directors. The current members of the compensation committee are Messrs. Hendren, Seedman and Boskin.

   During 2000, each Board member attended 75% or more of the meetings held by the Board and each committee member attended 75% or more of the meetings held by the committees on which they served.

                                  PROPOSAL II

            RATIFY THE PROPOSED AMENDMENT TO 1999 WESTERN MULTIPLEX
                             STOCK INCENTIVE PLAN

   The Board of Directors recommends that the Company's stockholders ratify an amendment to the Company's 1999 Western Multiplex Stock Incentive Plan (the "Plan") to increase the number of shares of common stock available for issuance under the Plan from 10,500,000 shares to 13,500,000 shares. The Board of Directors believes that the ratification of the amendment is necessary in order to sustain the Company's ability to recruit and retain key employees, directors and consultants of outstanding ability and to motivate such employees, directors and consultants to exert their best efforts on behalf of the Company by continuing to provide performance incentives through the granting of awards under the Plan.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify an amendment to the Plan, Abstentions and broker non-votes are counted towards a quorum, but are not counted in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL II.

   The essential features of the Plan are outlined below:

General

   The Plan provides for the grant of incentive stock options, non-qualified options, stock appreciation rights and various other stock-based awards to Western Multiplex's employees, directors and consultants. As of April 4, 2001, the Company had granted options for the purchase of 8,529,477 shares of its common stock, of which 2,618,440 have vested and 572,683 have been exercised.

Purpose

   The purpose of the Plan, which was adopted by the Board of Directors and approved by Western Multiplex's stockholders, is to aid the Company in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company by providing incentives through the granting of awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their financial interest in the Company's success.

Administration

   The Plan is administered by the compensation committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Act of 1934, as amended, or any successor thereto, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto. The compensation committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The compensation committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, including without limitation, the acceleration or waiving of any vesting conditions.

Limitations

   No award may be granted under the Plan after the tenth anniversary of the effective date, but awards theretofore granted before the tenth anniversary may extend beyond that date.

Terms and Conditions of Options

   Options granted under the Plan are either non-qualified or incentive stock options ("ISOs") for federal income tax purposes, as determined by the compensation committee.

   Option Price. The exercise price of any option granted will be determined by the compensation committee, but in no event will be less than 100% of the fair market value of the shares underlying the option on the date of the grant. However, the exercise price of any option granted to any stockholder who owns more than 10% of the total combined voting power of all of the Company's outstanding capital stock, or that of the Company's parent or subsidiary corporations, cannot be less than 110% of the fair market value of the shares underlying the option on the date of the grant. In no event may the exercise price of an option be less than 100% of the fair market value of the shares underlying the option on the date of grant. In addition, an option may not vest at a rate that is less than 20% per year over five years from the date the option is granted.

   Exercisability. Options granted under the Plan will vest and become exercisable at a rate to be determined by the discretion of the compensation committee. However, in no event will an option vest and become exercisable at a rate that is less than 20% per year over five years from the date the option is granted, subject to certain conditions, such as continued employment.

   Exercise of Options. An option may be exercised for all or any part of the shares for which it is then exercisable. The purchase price for the shares as to which an option is exercised will be paid to the Company in full at the time of exercise. No participant will have any rights to dividends or other rights of a stockholder with respect to shares subject to an option until the participant has given written notice of the exercise of the option, paid in full for such shares and, if applicable, has satisfied any other conditions imposed by the compensation committee pursuant to the Plan.

   ISOs. The compensation committee may grant options under the Plan that are intended to be ISOs. These ISOs will comply with the requirements of Section 422 of the Code. No ISO may be granted to any participant who, at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company unless (i) the option price for such ISO is at least 110% of the fair market value of a share on the date the ISO is granted and (ii) the date on which such ISO terminates is not later than five years following the date of which the ISO is granted.

Terms and Conditions of Stock Appreciation Rights ("SARs")

   The compensation committee may grant SARs independent of an option or in connection with an option. The compensation committee determines the exercise price per share of a SAR, but in no event will the amount be less than the greater of (i) the fair market value of a share of the Company's common stock on the date the SARs are granted or, in the case of SARs granted in conjunction with an option, or a portion thereof, the option price of the related option and (ii) an amount permitted by applicable laws, rules, bylaws or policies of regulatory authorities or stock exchanges.

Limitations

   The compensation committee may impose, in its discretion, any conditions upon the exercisability or transferability of a SAR that it deems appropriate.

Limited Stock Appreciation Rights ("LSARs")

   The compensation committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. These LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related awards are not exercisable while the LSARs are exercisable.

Other Stock-Based Awards

   The compensation committee, in its sole discretion, may grant awards of shares, awards of restricted shares and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of shares, of the Company's common stock. These awards may be granted alone or in addition to any other awards granted under the Plan.

Adjustments Upon Certain Events

   In the event of any change in the number of outstanding shares of common stock after the effective date of the Plan by reason of any stock dividend or split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, reclassification, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of shares of the Company's common stock, the compensation committee, in its sole discretion and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, to (i) the number or kind shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding awards, (ii) the exercise price of any SAR and/or (iii) any other affected terms of such awards. In the event of a change in control of the Company after the effective date of the Plan, (i) the compensation committee may provide that any outstanding awards then held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested immediately prior to such change in control and (ii) the compensation committee may make provision for a cash payment to a holder of an outstanding award in consideration for the cancellation of such award which, in the case of options and SARs, will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price of such options or SARs.

Transferability

   Except as otherwise determined by the compensation committee, an award will not be transferable or assignable by the participant except by will or by the laws of descent and distribution. An award exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributees of the participant.

Duration, Amendment and Termination

   The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation will be made without the approval of the stockholders of the Company which would (except as provided in Section 13 of the Plan) increase the total number of shares reserved for the purpose of the Plan or change the maximum number of shares for which awards may be granted or, without the consent of a participant, would impair any of the rights or obligations under any award granted to a participant under the Plan. However, the compensation committee may amend the Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Code or any other applicable law. Notwithstanding the foregoing, the total number of shares reserved for issuance the Plan may in no event be increased to an amount in excess of 30% of all outstanding shares (on a fully-diluted basis, including shares underlying convertible preferred or convertible senior common shares) as of the date any such calculation is made.

Federal Income Tax Information

   The following is a summary of certain U.S. federal income tax consequences to participants of the Plan as a result of the grant and exercise of non-qualified stock options and ISOs. This discussion does not address all aspects of taxation relating to the non-qualified stock options and ISOs that may be relevant to particular participants in light of their personal investment or tax circumstances, and does not discuss any state, local or foreign tax issues. This discussion is based on the Code as currently in effect and on applicable Treasury regulations and judicial and administrative interpretations, all of which are subject to change and possibly with retroactive effect. It is recommended that holders of non-qualified stock options or ISOs consult their tax advisers before exercise of any such stock options and before disposing of any shares of common stock acquired upon the exercise thereof. Different rules may apply in the case of a participant subject to Section 16 of the Exchange Act.

 Nonqualified Stock Options

   A participant generally will not be taxed upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option (and in the case of an untimely exercise of an ISO), the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the common stock purchased over the option price. A participant's holding period with respect to that common stock will begin on the date of exercise. The Company will generally be entitled to a tax deduction at the time and in the same amount that the participant recognizes ordinary income.

   If shares of common stock acquired upon exercise of a non-qualified stock option (or upon the untimely exercise of an ISO) are later sold or exchanged, then the difference between the amount realized on such sale and the fair market value of the common stock on the date that ordinary income was recognized with respect thereto will be taxable as long-term or short-term capital gain or loss (if the common stock is a capital asset of the participant), depending upon the length of time such shares were held by the participant.

 Incentive Stock Options

   A participant will not be subject to tax upon either the grant of an ISO or upon the timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to non-qualified stock options described above.

   If the common stock acquired pursuant to the timely exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the stock is a capital asset of the participant) equal to the difference between the amount realized on such sale and the option price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such common stock by the participant.

   If, however, the common stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), any gain realized by the participant will generally be subject to tax at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the common stock on the date the ISO is exercised and the amount realized on such disqualifying disposition and (ii) if the common stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the participant's ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the participant will be long-term or short-term capital gain, depending upon whether the disqualifying disposition occurs more than one year after the date of exercise.

   The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will generally be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

                                 PROPOSAL III

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   We have selected Arthur Andersen LLP as our independent auditors for the fiscal year ended December 31, 2001. We are submitting our selection of independent auditors for ratification by the stockholders at the annual meeting. Arthur Andersen LLP has audited our financial statements since 1999. We expect that representatives of Arthur Andersen will be present at the annual meeting and will be available to respond to appropriate questions.

   Our bylaws do not require that the stockholders ratify the selection of Arthur Andersen LLP as our independent auditors. However, we are submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the audit committee will reconsider whether or not to retain Arthur Andersen LLP. Even if the selection is ratified, the Board of Directors and the audit committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions and broker non-votes are counted towards a quorum, but are not counted in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE IN FAVOR OF PROPOSAL III.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of April 4, 2001 by (i) each stockholder that we know is the beneficial owner of more than 5% of the common stock, (ii) each executive officer of the Company, (iii) each director and nominee for director and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated below, the address for each listed 5% stockholder, director and executive officer is c/o Western Multiplex, 1196 Borregas Avenue, Sunnyvale, California 94089.

                                                          Amount and
                                                          Nature of  Percent of
                                                          Beneficial Outstanding
      Name and Address of Beneficial Owner                Ownership   Shares(1)
      ------------------------------------                ---------- -----------
WMC Holding LLC(2)....................................... 36,122,730    63.2%
Ripplewood Partners, L.P.(2)............................. 36,122,730    63.2%
Ripplewood Employees Co-Investment Fund, L.P.(2)......... 36,122,730    63.2%
Jonathan N. Zakin........................................  3,074,900     5.4%
Michael S. Seedman.......................................  1,451,600     2.5%
Timothy C. Collins(3)....................................        --      --
Jeffrey M. Hendren(3)....................................        --      --
Amir Zoufonoun(4)........................................  1,940,005     3.3%
Nancy Huber(5)...........................................    370,502      *
Fred Corsentino(6).......................................    392,502      *
John H. Saefke(7)........................................    131,502      *
Hironori Aihara(8).......................................     42,157      *
Michael J. Boskin(9).....................................     42,157      *
Peter O. Crisp(10).......................................     42,157      *
Stanley S. Shuman(11)....................................     42,157      *
All executive officers and directors as a group..........  7,804,726    13.4%

--------
 *  Represents less than 1.0%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. Percentages for each person are based on 57,130,131 shares outstanding at April 4, 2001, plus the total number of outstanding options or warrants held by such person that are exercisable within 60 days of the date of this proxy statement. Shares issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the table, the Company believes that the beneficial owners listed in this table, based on information provided by them, have sole voting and investment power over the number of shares listed opposite their names, subject to community property laws where applicable.

 (2) WMC Holding LLC is the record holder of 36,122,730 shares of the Company's common stock. Controlling ownership of WMC Holding LLC is held by Ripplewood Partners, L.P. and Ripplewood Employee Co-Investment Fund, L.P., which do not directly own any shares of the Company's common stock but may be deemed to beneficially own those shares of the Company's common stock held directly by WMC Holding LLC. Stockholders of WMC Holding LLC also include some of Western Multiplex's directors and employees, including Messrs. Zakin and Seedman. The address for each of WMC Holding LLC, Ripplewood Partners, L.P. and Ripplewood Employee Co-Investment Fund, L.P. is c/o Ripplewood Holding LLC, One Rockefeller Plaza, New York, New York 10020.

 (3) Messrs. Collins and Hendren are affiliated with Ripplewood in the capacities described under "Election of Directors" beginning on page 3. Their address is c/o Ripplewood Holdings LLC, One Rockefeller Plaza, New York, New York 10020. Messrs. Collins and Hendren disclaim beneficial ownership of the shares of the Company's common stock that are beneficially owned by Ripplewood Partners, L.P. or Ripplewood Employee Co-Investment Fund, L.P.

 (4) Includes 1,940,005 shares of common stock issuable upon the exercise of options exercisable within 60 days of the date of this proxy statement.

 (5) Includes 370,502 shares of common stock issuable upon the exercise of options exercisable within 60 days of the date of this proxy statement.

 (6) Includes 392,502 shares of common stock issuable upon the exercise of options exercisable within 60 days of the date of this proxy statement.

 (7) Includes 131,502 shares of common stock issuable upon the exercise of options exercisable within 60 days of the date of this proxy statement.

 (8) Includes 42,157 shares of common stock issuable upon the exercise of options exercisable within 60 days of the date of this proxy statement.

 (9) Includes 42,157 shares of common stock issuable upon the exercise of options exercisable within 60 days of the date of this proxy statement.

(10) Includes 42,157 shares of common stock issuable upon the exercise of options exercisable within 60 days of the date of this proxy statement.

(11) Includes 42,157 shares of common stock issuable upon the exercise of options exercisable within 60 days of the date of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

   To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information regarding executive compensation for services rendered during the fiscal year ended December 1999 and 2000 by the Company's chief executive officer and its other four most highly paid executive officers whose salary and bonus for the last fiscal year exceeded $100,000. The compensation summarized in this table does not include perquisites or other personal benefits that do not in the aggregate exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

                                          Annual Compensation
                               ----------------------------------------------
                                                                  All Other
 Name and Principal Positions  Fiscal Year  Salary   Bonus       Compensation
 ----------------------------  ----------- -------- --------     ------------
Jonathan N. Zakin.............    2000     $ 56,324 $    --        $    --
 Chairman and Chief Executive
  Officer                         1999        8,333      --             --

Amir Zoufonoun................    2000      175,907  301,541          8,427 (4)
 President and Chief Operating
  Officer                         1999      174,793  729,104 (1)        --

Hanan Cohen (2)...............    2000      149,856  121,826            --
 Vice President of Operations     1999      127,666  213,292 (1)        --

John H. Saefke................    2000      111,231   80,355        213,221 (3)
 Vice President, International
  Sales                           1999      101,962   45,000         70,990 (3)

Fred Corsentino...............    2000      122,112   93,136        143,947 (3)
 Vice President of Sales          1999          --       --             --

--------
(1) These bonus amounts include amounts paid by Glenayre Technologies, Inc. to these individuals for services rendered to Glenayre Technologies, Inc.

(2) Mr. Cohen resigned on January 15, 2001.

(3) This amount represents sales commissions paid.

(4) This amount represents automobile allowances paid.

   The following table provides information regarding stock options granted during 2000 to persons listed in the Summary Compensation Table.

                      Options Granted in Last Fiscal Year

                                      Individual Grants
                         --------------------------------------------
                                      # of Total                      Potential Realizable Value At
                          Number of    Options                        Assumed Annual Rate of Stock
                          Securities  Granted to                         Price Appreciation for
                          Underlying  Employees  Exercise                    Option Term (1)
                           Options      During     Price   Expiration -----------------------------
     Name                Granted (#)1    2000    ($/Share)    Date          5%            10%
     ----                ------------ ---------- --------- ----------     ------     ---------------
Jonathan Zakin..........       --          --     $  --           --  $          --  $          --
Amir Zoufonoun..........   570,000     570,000    $ 0.50    1/31/2010 $   10,856,639 $   17,456,198
                           760,000     760,000    $ 0.50    1/31/2010 $   14,475,519 $   23,274,931
Fred Corsentino.........    95,000      95,000    $ 0.50    2/25/2010 $    1,809,440 $    2,909,366
                            20,000      20,000    $ 0.50    2/25/2010 $      380,935 $      612,498
                           120,000     120,000    $13.88   10/20/2010 $      680,008 $    2,069,389
Hanan Cohen.............    95,000      95,000    $ 0.50    1/31/2010 $    1,809,440 $    2,909,366
                           114,000     114,000    $ 0.50    1/31/2010 $    2,171,328 $    3,491,240
John Saefke.............    50,000      50,000    $ 0.50    1/31/2010 $      952,337 $    1,531,245
                           100,000     100,000    $ 8.00    4/25/2010 $    1,154,674 $    2,312,491

--------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciated are mandated by the rules of the SEC. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

   The following table sets forth information regarding the exercise of stock options by persons named in the Summary Compensation Table and year-end option values. None of the named executive officers exercised options to purchase any shares of the Company in 2000.

         Aggregate Option Exercises and Fiscal Year-End Option Values

                                                                          Value of Unexercised
                                                Number of Unexercised         In-The-Money
                           Shares                Options at Year-End     Options at Year-End (1)
                          Acquired    Value   ------------------------- -------------------------
     Name                On Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
     ----                ----------- -------- ----------- ------------- ----------- -------------
Jonathan Zakin..........     --       $ --          --           --            --           --
Amir Zoufonoun..........     --       $ --      823,339      506,661     9,880,068    6,079,932
Fred Consentino.........     --       $ --       51,668      183,332       620,016    2,199,984
Hanan Cohen.............     --       $ --      145,668       63,332     1,748,016      759,984
John Saefke.............     --       $ --       50,003       99,997       600,036    1,199,964

--------
(1) Assumes that the value of unexercised options at fiscal year-end was $12.00 per share.

Director Compensation

   As of December 31, 2000 and for the fiscal year then ended, all non-employee directors, other than Messrs. Seedman, Collins and Hendren, have been paid as follows:

  . an annual retainer of $75,000 for serving on the Board of Directors, payable in cash or in shares of the Company's class A common stock, at the election of each non-employee director;

  . a meeting fee of $10,000 for each meeting of the Board of Directors attended in person;

  . a meeting fee of $1,000 for each meeting of the Board of Directors attended via telephone or teleconference;

  . a meeting fee of $5,000 for each meeting of a committee of the Board of Directors attended in person; and

  . a meeting fee of $500 for each meeting of a committee of the Board of Directors attended via telephone or teleconference.

   The Company's directors are entitled to receive option grants under the Plan. However, no awards have been granted as of the date of this proxy statement. Any awards which may be granted in the future will be determined by the compensation committee. However, the full Board of Directors must approve all awards granted under the Plan to directors who beneficially own more than 10% of Western Multiplex's outstanding common stock and, as a result, are subject to Section 16 of the Securities and Exchange Act of 1934.

   In addition, on June 30, 2000, Western Multiplex issued options to purchase a total of 400,000 shares of its common stock at an exercise price of $8.50 per share to Messrs. Aihara, Boskin, Crisp and Shuman pursuant to the Western Multiplex 2000 Stock Option Plan for Non-Employee Directors.

Employment Agreements

   Jonathan N. Zakin. In October 1999, the Company entered into an employment and co-investment agreement with Mr. Zakin under which Mr. Zakin has agreed to serve as its Chief Executive Officer and Chairman of the Board of Directors. Under the agreement, Mr. Zakin is entitled to receive an annual base salary of $50,000. He is not eligible for any bonus. Mr. Zakin's employment term is not specified but will terminate upon 60 days' written notice by either party.

   The employment and co-investment agreement with Mr. Zakin contains a provision under which he agrees not to compete with Western Multiplex and not to solicit its employees for a period of one year following his termination.

   Under the employment and co-investment agreement with Mr. Zakin, Seaview Holdings L.L.C., which is wholly owned by Mr. Zakin, purchased 1,900,000 shares of the class A common stock of WMC Holding for a purchase price of $.50 per share. In addition, the Company issued warrants to purchase a total of 2,918,400 shares of its Class A common stock at an exercise price of $.50 per share to Seaview Holdings L.L.C., all of which warrants have been exercised.

   Amir Zoufonoun. In November 1999, the Company entered into an employment agreement with Mr. Zoufonoun under which Mr. Zoufonoun agreed to serve as the Company's President and Chief Operating Officer. Under the agreement, Mr. Zoufonoun is entitled to receive an annual base salary of $175,000. In addition, Mr. Zoufonoun is eligible for an annual bonus pursuant to an annual incentive plan, with the amount of the bonus based on performance targets established by the Board of Directors.

   If the Company terminates Mr. Zoufonoun's employment without cause or if he terminates his employment for good reason, as described in the employment agreement, the Company will be required, for a period of 12 months, to pay him his base salary and continue his medical and other benefits, and all of his time-based options will vest immediately. In addition, Mr. Zoufonoun will receive payment of a pro-rated bonus, any accrued vacation days, any deferred compensation and any unreimbursed expenses. For purposes of the employment agreement, a change of control of Western Multiplex does not qualify as good reason for Mr. Zoufonoun to leave. The Company may terminate Mr. Zoufonoun's employment at any time, and Mr. Zoufonoun may terminate his employment on 90 days' prior written notice. Mr. Zoufonoun has agreed not to disclose any confidential information pertaining to the Company's business. Furthermore, he has agreed not to compete with the Company during his employment and for one year following the termination of his employment.

   Nancy Huber. In February 2000, the Company entered into an employment agreement with Ms. Huber under which Ms. Huber agreed to serve as its Chief Financial Officer and Vice President of Finance. Under the employment agreement, Ms. Huber is entitled to receive an annual base salary of $160,000. In addition, Ms. Huber is eligible for an annual bonus pursuant to an annual incentive plan, with the amount of the bonus based on performance targets established by the Board of Directors. The employment agreement also provides that, immediately prior to a change of control, all of Ms. Huber's outstanding, unvested time-based options will accelerate and become fully vested and immediately exercisable. In addition, transfer restrictions on any shares of the Company's common stock held by Ms. Huber will lapse.

   If the Company terminates Ms. Huber's employment without cause or if she terminates her employment for good reason, as described in the employment agreement, the Company will be required, for a period of 12 months, to pay her base salary, her annual target bonus for the year in which her employment terminates, which will equal up to 40% of her base salary at that time, and continue her medical and other benefits. In addition, Ms. Huber will receive any accrued vacation days, any deferred compensation and any unreimbursed expenses. For purposes of the employment agreement, a change of control of the Company does not qualify as good reason for Ms. Huber to leave. The Company may terminate Ms. Huber's employment at any time, and Ms. Huber may terminate her employment on 90 days' prior written notice. Ms. Huber has agreed not to disclose any confidential information pertaining to the Company's business. Furthermore, she has agreed not to compete with the Company during her employment and for one year following her termination.

   Fred Corsentino. In May 2000, the Company entered into an employment agreement with Mr. Corsentino under which Mr. Corsentino has agreed to serve as its Vice President of Sales. The employment agreement provides for an annual base salary of $150,000. In addition, Mr. Corsentino is eligible for an annual bonus based on performance targets as established by the Board of Directors and sales commissions based upon achievement of certain sales quota as established by the Board of Directors.

   If the Company terminates Mr. Corsentino's employment without cause or if he terminates his employment for good reason, as described in the employment agreement, the Company will be required, for a period of 12 months, to pay him his base salary, any accrued commissions, any accrued vacation days, any deferred compensation and any unreimbursed expenses. For purposes of the employment agreement, a change of control of the Company does not qualify as good reason for Mr. Corsentino to leave. The Company may terminate
Mr. Corsentino's employment at any time for cause, or upon 90 days' prior written notice for any other reason. Mr. Corsentino may terminate his employment on 90 days' prior written notice. Mr. Corsentino has agreed not to disclose any confidential information pertaining to the Company's business. Furthermore, he has agreed not to compete with the Company during his employment for one year following his termination.

   Hanan Cohen. In March 2000, the Company entered into an employment agreement with Mr. Cohen, under which Mr. Cohen has agreed to serve as its Vice President of Operations. The employment agreement provides for an annual base salary of $150,003. In addition, Mr. Cohen is eligible for an annual bonus based on performance targets as established by the Board of Directors.

   Effective as of January 15, 2001, Mr. Cohen resigned from his employment with the Company. In connection with his resignation, the Company and Mr. Cohen entered into a confidential resignation agreement and general release on October 31, 2000, pursuant to which (i) WMC Holding has agreed to purchase 127,000 shares of common stock of WMC Holding held by Mr. Cohen for $100,221.51, (ii) the Company has agreed to forgive the $93,000 loan originally made to Mr. Cohen on January 31, 2000, and (iii) both WMC Holding and the Company have agreed to amend Mr. Cohen's management stockholder's agreement to provide that, as of February 5, 2001, all shares of common stock held by Mr. Cohen under that agreement will become free of any transfer restrictions. In addition, Mr. Cohen will receive an annual bonus payment for the year ending December 31, 2000 and a severance payment equal to nine months of his annual base salary (instead of twelve months, as originally provided under his employment agreement). Mr. Cohen has also executed a general release of Western Multiplex and WMC Holding from any and all claims.

   John H. Saefke. In February 2000, the Company entered into an employment agreement with Mr. Saefke, under which Mr. Saefke has agreed to serve as its Vice President of International Sales. The employment agreement provides for an annual base salary of $110,250. In addition, Mr. Saefke is eligible for an annual bonus based on performance targets as established by the Board of Directors.

   If the Company terminates Mr. Saefke's employment without cause or if he terminates his employment for good reason, as described in his employment agreement, it will be required, for a period of 12 months, to pay him his base salary and continue his medical and other benefits. In addition, Mr. Saefke will receive payment of any accrued vacation days, any deferred compensation and any unreimbursed expenses. For purposes of the employment agreement, a change of control of the Company does not qualify as good reason for Mr. Saefke to leave. The Company may terminate Mr. Saefke's employment at any time, and Mr. Saefke may terminate his employment on 90 days' prior written notice. Furthermore, he has agreed not to compete with the Company during his employment and for one year following his termination.

Report of the Compensation Committee of the Board of Directors on Executive Compensation.

   This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the 1934 Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

Compensation Philosophy and Review

   The Company's compensation philosophy for its executive officers serves two principal purposes: (i) to provide a total compensation package that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's business objectives, and
(ii) to directly link compensation to improvements in the Company's performance and increases in stockholder value as measured principally by the trading price of the Company's common stock.

   The 2000 compensation levels for the Company's executive officers were generally determined on an individual basis at the time of hiring in many cases pursuant to employment agreements entered into between the Company and such individuals prior to 2000.

   Members of the Board of Directors reviewed and approved each employment agreement entered into between the Company and executive officer in 2000, as well as stock options granted to executive officers in 2000. In determining compensation levels for 2000, the Company primarily relied upon publicly available compensation information and informal survey information obtained by management with respect to cash compensation and stock option grants to similarly situated officers of broadband wireless companies of comparable size and market capitalization.

Elements of Executive Officer Compensation

   The Company's executive compensation consists primarily of salary, cash incentive bonuses, and the award of stock options. The Company emphasizes the award of stock options and to date the Company has made only limited use of cash incentive bonuses. The compensation committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and stockholder long-term interests.

   Officer Salaries. The compensation committee reviews each senior executive officer's salary annually. Except to the extent that salary increases are prescribed by written employment agreements, in determining the appropriate salary levels, the compensation committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant markets for executive talent.

   Compensation for the Company's Chief Executive Officer in 2000, Jonathan H. Zakin, was determined pursuant to his employment and co-investment agreement entered into in 1999. The employment agreement provides for an annual base salary of $50,000. Mr. Zakin does not receive a bonus. Pursuant to the agreement, Seaview Holdings, L.L.C., which is wholly owned by Mr. Zakin, purchases 1,900,000 shares of Class A common stock of WMC Holding, the Company's majority stockholder, for a purchase price of $0.50 per share. In addition, pursuant to the agreement, the Company issued to Seaview Holdings, L.L.C. warrants to purchase a total of 2,918,400 shares of its common stock at an exercise price of $0.50 per share. All of these warrants have been exercised.

   The compensation committee believes that the base salary levels of the Company's executive officers, including Mr. Zakin are at or below the median of base salary levels for comparable companies considered in the informal information reviewed by the compensation committee. The compensation committee believes that these base salary levels are appropriate in light of the Company's emphasis on long-term equity compensation.

   Stock Option Grants. As noted above, the Company has relied substantially on long-term equity compensation as the principal means of compensating and providing incentives for its executive officers and key employees. It is the Company's practice to set option exercise prices at not less than 100% of fair market value on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options may not vest at less than 20% per year over a five year term. Options cease vesting upon the termination of the executives employment with the Company or one of its subsidiaries, thus providing incentive to remain in the Company's employ.

   In determining the size of the stock option grants, the compensation committee considers various subjective factors primarily relating to the responsibilities of the individual officers and key employees, their current and expected future contributions to the Company and the number of unvested options and shares owned by the officer or key employee. In addition, the compensation committee examines the level of equity incentives held by each officer and key employee relative to the other officers' and key employees' equity positions and their tenure, responsibilities, experience and value to the Company.

   In conclusion, the compensation committee believes that the policies and programs described in this report are competitive and effectively align executive compensation with the Company's goal of maximizing the return to the stockholders.

                                          COMPENSATION COMMITTEE

                                          Michael J. Boskin
                                          Jeffrey M. Hendren
                                          Michael Seedman

Compensation Committee Interlocks and Insider Participation

   Other than Messrs. Boskin, Hendren and Seedman, no other persons served on the compensation committee during fiscal year 2000.

Performance Measurement Comparison

   The following Performance Graph covers the period beginning August 1, 2001 when the Company's common stock was first traded through December 31, 2000. The graph compares the performance of the Company's common stock to the NASDAQ and peer issuers. Our peer issuers consist of companies that have developed or are developing products that compete with one or more of our products. Our peer issuers consist of Adaptive Broadband Corp., Airspan, Breezecom, Ceragon Networks, DMC Stratex, Floware, Netro Corporation, P-Com, Inc., Telaxis and Triton Network Systems.

                       [PERFORMANCE GRAPH APPEARS HERE]

Date             WMUX Index        Peer Index        NASDAQ Index
----             ----------        ----------        ------------
 1-Aug-00           100               100                100
29-Dec-00            49                34                 67

   This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Audit Committee Report

   This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or under the 1934 Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

   Our audit committee has three independent directors and one non-independent director and operates under a written charter adopted by our Board on June 8, 2000. The audit committee recommends and our Board appoints our independent accountants.

   Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

   In this context, the audit committee has met and held discussions with management and our independent accountants. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   Our independent accountants also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with our independent accountants that firm's independence.

   Based upon the audit committee's discussion with management and the independent accountants and the audit committee's review of the representation of management and the report of the independent accountants to the audit committee, the audit committee recommended that our Board include the audited consolidated financial statements in our annual report on form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Hironori Aihara
                                          Peter O. Crisp
                                          Jeffrey Hendren
                                          Michael Seedman

                   INDEPENDENT PUBLIC ACCOUNTANT AND AUDITOR

   Arthur Andersen LLP served as our independent public accountants and auditors for the fiscal year ended December 31, 2000. Our audit committee recommended and our Board appointed Arthur Andersen LLP to serve as our independent public accountants and auditors for 2001.

   Arthur Andersen LLP's report on our financial statements for each of the years ended December 31, 2000, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During each of the years ended December 31, 2000, 1999 and 1998 or for the subsequent interim periods, we did not have any disagreement with Arthur Andersen LLP on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection its respective reports.

                               ACCOUNTANT'S FEES

   Arthur Andersen LLP billed the Company the following fees in 2000:

     Audit fees: $124,500

     Financial information systems design and implementation fees: none

     All other fees: $939,883

   Our audit committee determined that Arthur Andersen LLP's provision of non-audit services is compatible with maintaining Arthur Andersen's LLP's independence.

                          ANNUAL REPORT ON FORM 10-K

   THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED
DECEMBER 31, 2000, FILED WITH THE SEC, IS AVAILABLE WITHOUT CHARGE BY WRITING TO NANCY HUBER, CHIEF FINANCIAL OFFICER, WESTERN MULTIPLEX CORPORATION, 1196 BORREGAS AVENUE, SUNNYVALE, CALIFORNIA 94089.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Nancy Huber

                                          Nancy Huber
                                          Secretary

Sunnyvale, California
April 10, 2001

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. PURPOSE

   The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

  . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning with the Corporation.

  . Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5. Oversee independence of the accountants by:

    . receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

    . reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

    . recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

Financial Reporting Process

6. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

7. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

8. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

9. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

Legal Compliance/General

10. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

11. Report through its Chairperson to the Board following meetings of the Audit Committee.

12. Maintain minutes or other records of meetings and activities of the Audit Committee.

                         Western Multiplex Corporation
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON May 18, 2001

     The undersigned hereby appoints Nancy Huber and Michael Park, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Western Multiplex Corporation that the undersigned may be entitled to vote at the annual meeting of stockholders of Western Multiplex Corporation to be held on Friday May 18, 2001 at 9:00 a.m. local time at the Sheraton Hotel, 1108 North Mathilda Avenue, Sunnyvale, CA 94089 and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

-------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL I AND FOR PROPOSALS II AND III, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

   [INSERT - PROXY FORM re:  mark your votes & recommend a vote for nominees]





Proposal I:  To elect three Class I directors to hold office until the
             2004 Annual Meeting.

Nominees:    Michael J. Boskin, Jeffrey M. Hendren and Michael Seedman

To withhold authority to vote for any nominee, write that nominee's name below:

--------------------------------------------------------------------------------

                 WE RECOMMEND A VOTE FOR PROPOSALS II AND III.

Proposal II:     To ratify the proposed amendments to the 1999 Western
                 Multiplex Stock Incentive Plan.

                 FOR         AGAINST        ABSTAIN
                 [  ]          [  ]          [  ]

Proposal III:    To ratify the election of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

                 FOR         AGAINST        ABSTAIN
                 [  ]          [  ]          [  ]

                                                    I/WE WILL ATTEND
                                                       THE MEETING           [ ]
                                       Dated: _________________________________
                                       ________________________________________
                                       ________________________________________
                                                      Signature(s)
                                       Please sign exactly as your name or names
                                       appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate names and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                      -- FOLD AND DETACH HERE --[Confirm]

                               VOTE BY TELEPHONE

                           QUICK***EASY***IMMEDIATE

          YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF TWO WAYS:

1.  TO VOTE BY PHONE:  Call toll-free 1-800-[        ] on a touch tone telephone
                        24 hours a day - 7 days a week

    There is NO CHARGE to you for this call.  Have your proxy card in hand.
You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form
--------------------------------------------------------------------------------
OPTION 1 To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------
                   When asked, please confirm by pressing 1.
--------------------------------------------------------------------------------

     OPTION 2  If you choose to vote on each Proposal separately, press 0.
                       You will hear these instructions.
--------------------------------------------------------------------------------
 Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

 To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

    Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   When asked, please confirm by Pressing 1.

                                      or

2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.
--------------------------------------------------------------------------------

NOTE:  If you vote by telephone, THERE IS NO NEED TO MAIL BACK your proxy card.
                             THANK YOU FOR VOTING.

                                       3